UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TAKUNG ART CO., LTD
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

EXPLANATORY NOTE

Takung Art Co., Ltd. (the “Company”, “we”, or “us”) is furnishing this Supplement (this “Supplement”) to amend and supplement the definitive proxy statement (the “Proxy Statement”) filed by Company with the Securities and Exchange Commission on November 18, 2022 with respect to its 2022 annual meeting of stockholders (the “Annual Meeting” or “Meeting”) in order to (i) amend the new trading symbol post-merger described in the Proxy Statement from “TDT” to “MI”, and (ii) correct a clerical error in the record date which should be October 24, 2022 instead of November 24, 2022.

TAKUNG ART CO., LTD

OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2

NO. 1 KWAN STREET, SHA TIN, NEW TERRITORIES, HONG KONG

SUPPLEMENT TO NOTICE OF ANNUAL MEETING

December 2, 2022

Dear Stockholders:

The annual meeting (the “Annual Meeting” or the “Meeting”) of stockholders of Takung Art Co., Ltd. (the “Company”, “we” or “us”) will be held on Monday, December 12, 2022 at 10:00 p.m. Beijing Time, at our corporate headquarters, located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

No changes have been made to the location of the Meeting. We previously made available to our stockholders our Proxy Statement and other related proxy materials on November 18, 2022.

If the fourth proposal submitted to Company’s stockholders for the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and NFT Limited (“NFT Limited”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) is approved, the Company will change its trading symbol to “MI” instead of “TDT” as previously disclosed in our Proxy Statement. We would also like to correct a clerical error in the record date of the Meeting which should be October 24, 2022 instead of November 24, 2022.

In all other respects the Notice of Annual Meeting of Stockholders dated November 18, 2022 remains unchanged.

Please read this Supplemental Notice of Annual Meeting in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on November 18, 2022. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the enclosed proxy card, rather than the proxy card previously mailed to you, in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet). Submission of the enclosed proxy card will replace any previously submitted proxy card in connection with the annual meeting.

Sincerely,

/s/ Kuangtao Wang
Kuangtao Wang Co-Chief Executive Officer
December 2, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 10:00 p.m. on December 12, 2022 (Beijing Time)

The Notice of Annual Meeting to Stockholders, Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2021 and this Supplement to Notice of Annual Meeting, are available at www.proxyvote.com.

Except as specifically updated by the information contained in this Supplement, all information set forth in the original Proxy Statement remains accurate and should be considered in voting your shares. This Supplement does not provide all of the information that is important to your decision in voting at the 2022 Annual Meeting. This Supplement should be read in conjunction with the original Proxy Statement.